Exhibit 99.1

Information Relating to Part II.

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Integral Ad Science Holding Corp., registered pursuant to the automatic shelf Registration Statement on Form S-3ASR (Registration No. 333-271763) filed on May 9, 2023, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (“SEC”) registration fee.

Amount to be paid
SEC registration fee	$26,140
Printing expenses	15,000
Accounting fees and expenses	200,000
Legal fees and expenses	350,000
Transfer agent fees and expenses	7,250
Miscellaneous	—

Total	$598,390